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                           NOTE MODIFICATION AGREEMENT


     THIS NOTE MODIFICATION AGREEMENT, is made and entered into this 29th day of December, 2000, by and between SUNSTAR IP COMMUNICATIONS, LLC, a Delaware limited liability company (the "Maker") and AQUIS IP COMMUNICATIONS, INC., a Delaware corporation (the "Holder").

                                   Background

     Pursuant to the terms of an Asset Purchase Agreement, dated as of July 13, 2000, by and among Holder, Maker and others, Maker executed and delivered to Holder a Promissory Note in the principal amount of $1,329,018.00, dated
August 31, 2000, a copy of which is attached hereto as Exhibit A (the "Note"). Pursuant to the provisions of the Note all principal and accrued and unpaid interest under the Note is due and payable in full on December 29, 2000 (the last business day of December, 2000). It is the desire of the Maker to extend the date for payment of all amounts due under the Note from December 29, 2000 to March 30, 2001, and the Holder is agreeable to such extension on the terms and conditions herein set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Maker and the Holder make and enter into this Note Modification Agreement, and agree as follows:

     1. Amount of Indebtedness as of December 29, 2000. The total amount of the indebtedness of the Maker to the Holder under the Note as of December 29, 2000 is Eight Hundred Thirty Thousand and Eighty Eight dollars ($ 830,088) (the "Present Indebtedness"). A calculation of the amount of the Present Indebtedness is set forth on Exhibit B, attached hereto.

     2. Extension of Payment Date. The date for payment of all amounts due under the Note (including, without limitation, the Present Indebtedness and all interest and Additional Amounts which accrue during the Extended Period) shall be, and is hereby, extended from December 29, 2000 to March 30, 2001 (the "Extended Period").

     3.   Interest and Additional Payments. During the Extended Period, the
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          unpaid principal amount of the Note shall bear interest at the rate provided in Section 1 of the Note. This interest shall be paid currently on the last day of each month that the unpaid principal is outstanding. In addition, on the last day of each month during the Extended Period, an Additional Amount shall accrue and be payable as hereafter provided. For purposes hereof, the term "Additional Amount" shall mean an amount equal to 4% of the unpaid principal amount of the Note as of the last day of each such month. All Additional Amounts which accrue during the Extended Period shall be payable in full on March 30, 2001.

     4. Full Force and Effect. Except as otherwise herein specifically provided, the Note and the Security Agreement made and entered into between the Maker and the Holder, dated as of August 31, 2000 (the "Security Agreement"), and each of the terms and provisions thereof, shall remain enforceable and in full force and effect. In addition, the Security Agreement shall apply to and secure all interest and Additional Amounts which accrue during the Extended Period, as well as the Present Indebtedness.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                          AQUIS IP COMMMCATIONS, INC.


               .                          By:_______________________________


                                          SUNSTAR IP COMMUNICATIONS, LLC


               .                          By:_______________________________